                                                                     EXHIBIT 8.1

                                 PERKINS COIE
             A Law Partnership Including Professional Corporations
         1201 Third Avenue, 40th Floor  Seattle, Washington 98101-3099
               Telephone:  206 583-8888  Facsimile:  206 583-8500


                               ___________, 1997


SAFECO CORPORATION
4333 Brooklyn Avenue N.E.
Seattle, WA 98185

     RE:  ___________ SHARES OF SAFECO CORPORATION COMMON STOCK

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the offer and sale by SAFECO Corporation, a Washington corporation (the "Corporation"), of up to ________ shares of the Corporation's common stock, having no par value (the "Common Stock"), as described in a registration statement on Form S-3 filed with the Securities and Exchange Commission on August 19, 1997 and the Prospectus contained therein (together with amendments thereto, the "Registration Statement"). Capitalized terms used herein without definition have the respective meanings specified in the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary. Furthermore, we have relied upon certain statements and representations made by officers of the Corporation and others. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by officers of the Corporation and others. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of

SAFECO CORPORATION
______ __, 1997
Page 2

all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance and sale of the Common Stock will be consummated in the manner contemplated by the Registration Statement.

     In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial decisions, and Internal Revenue Service rulings, all as in effect on the date hereof and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions.

     Based upon and subject to the foregoing, and subject to the discussion and limitations set forth in the Registration Statement under the heading "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS," we are of the opinion that, although the discussion set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Common Stock by a Non-U.S. Holder, such discussion constitutes a fair and accurate summary of the material United States federal income tax considerations (other than considerations that are material to a Non-U.S. Holder based on such Non-U.S. Holder's particular tax situation) for Non-U.S. Holders of the Common Stock under current law.

     Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance or sale of the Common Stock or any transactions related to or contemplated by such issuance or sale. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

SAFECO CORPORATION
______ __, 1997
Page 3


We disclaim any undertaking to advise you of any subsequent changes of the facts assumed herein or any subsequent changes in applicable law.

                              Very truly yours,